EXHIBIT 23.5

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated October 9, 2019, relating to the consolidated financial statements of eSilicon Corporation. Our report contains an explanatory paragraph regarding eSilicon Corporation’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ BDO USA, LLP

San Jose, California

December 22, 2020